EXHIBIT 10.4

                              Industrial Net Lease


                             2706 Media Center Drive
                         Los Angeles Media Tech Center I
                          Los Angeles, California 90031


                       LOS ANGELES MEDIA TECH CENTER, LLC,
                      a Delaware limited liability company,

                                   as Landlord


                                       and


                            PLAYBOY ENTERPRISES, INC.
                             a Delaware corporation

                                    as Tenant


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                                Table of Contents


Section                                                                     Page

1.    Basic Provisions.........................................................1
      1.1      Parties.........................................................1
      1.2      Premises........................................................1
      1.3      Term............................................................1
      1.4      Base Rent.......................................................1
      1.5      Tenant's Share of Operating Expenses............................1
      1.6      Intentionally Deleted...........................................1
      1.7      Security Deposit................................................1
      1.8      Permitted Use...................................................1
      1.9      Parking.........................................................1
      1.10     Addenda.........................................................1
      1.11     Exhibits........................................................1
      1.12     Address for Rent Payments.......................................1

2.    Premises and Common Areas................................................1
      2.1      Letting.........................................................1
      2.2      Common Areas - Definition.......................................2
      2.3      Common Areas - Tenant's Rights..................................2
      2.4      Common Areas - Rules and Regulations............................2
      2.5      Common Area Changes.............................................2

3.    Term.....................................................................2
      3.1      Term............................................................2
      3.2      Delay in Possession.............................................2
      3.3      Commencement Date Certificate...................................2

4.    Rent.....................................................................2
      4.1      Base Rent.......................................................2
      4.2      Operating Expenses..............................................3

5.    Security Deposit.........................................................6

6.    Use......................................................................6
      6.1      Permitted Use...................................................6
      6.2      Hazardous Substances............................................6
      6.3      Tenant's Compliance with Requirements..........................10
      6.4      Inspection; Compliance with Law................................10
      6.5      Tenant Move-in Questionnaire...................................10

7.    Maintenance, Repairs, Trade Fixtures and Alterations....................10
      7.1      Tenant's Obligations...........................................10
      7.2      Landlord's Obligations.........................................10
      7.3      Alterations....................................................11
      7.4      Surrender/Restoration..........................................11

8.    Insurance; Indemnity....................................................11
      8.1      Payment of Premiums............................................11
      8.2      Tenant's Insurance.............................................11
      8.3      Landlord's Insurance...........................................11
      8.4      Release and Waiver of Subrogation..............................12
      8.5      Indemnity......................................................12
      8.6      Exemption of Landlord from Liability...........................12

9.    Damage or Destruction...................................................12
      9.1      Termination Right..............................................12
      9.2      Intentionally Deleted..........................................13

10.   Real Property Taxes.....................................................13
      10.1     Payment of Real Property Taxes.................................13
      10.2     Real Property Tax Definition...................................13
      10.3     Additional Improvements........................................13
      10.4     Joint Assessment...............................................13
      10.5     Tenant's Property Taxes........................................13

11.   Utilities...............................................................13

12.   Assignment and Subletting...............................................13
      12.1     Landlord's Consent Required....................................13

13.   Default; Remedies.......................................................14
      13.1     Default........................................................14
      13.2     Remedies.......................................................14
      13.3     Late Charges...................................................15
      13.4     Default by Landlord............................................15

14.   Condemnation............................................................16

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15.   Estoppel Certificate and Financial Statements...........................16
      15.1     Estoppel Certificate...........................................16
      15.2     Financial Statement............................................16

16.   Additional Covenants and Provisions.....................................16
      16.1     Severability...................................................16
      16.2     Interest on Past-Due Obligations...............................16
      16.3     Time of Essence................................................16
      16.4     Landlord Liability.............................................16
      16.5     No Prior or Other Agreements...................................16
      16.6     Notice Requirements............................................17
      16.7     Date of Notice.................................................17
      16.8     Waivers........................................................17
      16.9     Holdover.......................................................17
      16.10    Cumulative Remedies............................................17
      16.11    Binding Effect: Choice of Law..................................17
      16.12    Landlord.......................................................17
      16.13    Attorneys' Fees and Other Costs................................17
      16.14    Landlord's Access; Showing Premises; Repairs...................17
      16.15    Signs..........................................................17
      16.16    Termination; Merger............................................18
      16.17    Quiet Possession...............................................18
      16.18    Subordination; Attornment; Non-Disturbance.....................18
      16.19    Rules and Regulations..........................................18
      16.20    Security Measures..............................................18
      16.21    Reservations...................................................18
      16.22    Conflict.......................................................19
      16.23    Offer..........................................................19
      16.24    Amendments.....................................................19
      16.25    Multiple Parties...............................................19
      16.26    Authority......................................................19
      16.27    Letter of Credit...............................................19
      16.28    Right of First Offer...........................................19
      16.29    Consent/Duty to Act Reasonably.................................20
      16.30    Abatement of Rent..............................................20
      16.31    Brokers........................................................21


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                                    Glossary

      The following terms in the Lease are defined in the paragraphs opposite the terms.


         Term                                            Defined in Paragraph

         Additional Rent                                            4.1
         Applicable Requirements                                    6.3
         Assign                                                     12.1
         Base Rent                                                  1.4
         Basic Provisions                                           1
         Building                                                   1.2
         Building Operating Expenses                                4.2(b)
         Code                                                       12.1(a)
         Commencement Date                                          1.3
         Commencement Date Certificate                              3.3
         Common Areas                                               2.2
         Common Area Operating Expenses                             4.2(b)
         Condemnation                                               14
         Default                                                    13.1
         Expiration Date                                            1.3
         HVAC                                                       4.2(a)(x)
         Hazardous Substance                                        6.2
         Indemnity                                                  8.5
         Industrial Center                                          1.2
         Landlord                                                   1.1
         Landlord Entities                                          6.2(c)
         Lease                                                      1.1
         Lenders                                                    6.4
         Mortgage                                                   16.18
         Operating Expenses                                         4.2
         Party/Parties                                              1.1
         Permitted Use                                              1.8
         Premises                                                   1.2
         Prevailing Party                                           16.13
         Real Property Taxes                                        10.2
         Rent                                                       4.1
         Reportable Use                                             6.2
         Requesting Party                                           15
         Responding Party                                           15
         Rules and Regulations                                      2.4, 16.19
         Security Deposit                                           1.7, 5
         Taxes                                                      10.2
         Tenant                                                     1.1
         Tenant Acts                                                9.2
         Tenant's Entity                                            6.2(c)
         Tenant's Share                                             1.5
         Term                                                       1.3
         Use                                                        6.1


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                              Industrial Net Lease


1. Basic Provisions ("Basic Provisions").

      1.1 Parties. This Lease ("Lease") dated April 23, 2002 is made by and between Los Angeles Media Tech Center, LLC, a Delaware limited liability company ("Landlord"), and Playboy Enterprises, Inc., a Delaware corporation ("Tenant"), (collectively, the "Parties" or individually, a "Party").

      1.2 Premises. The premises ("Premises"), which are the subject of this Lease, are located in the industrial center commonly known as Los Angeles Media Tech Center I (the "Industrial Center"). The Premises are:

            [x] Approximately 60,000 square feet of space, as measured by the BOMA Standard as described in Section 2.1 of this Lease, located at 2706 Media Center Drive, Suite 100, Los Angeles, CA as depicted on Exhibit A. This space is a part of the building ("Building") which is also identified on Exhibit A.

If the Premises are all of the Building, there shall, for purposes of this Lease, be no distinction between the words "Premises" or "Building." Tenant shall have nonexclusive rights to the Common Areas (as defined in Paragraph 2.2 below) but, except as specifically provided herein, shall not have any rights to the roof, exterior walls, or utility raceways of the Building or to any other buildings in the Industrial Center. The Industrial Center consists of the Premises, the Building, the Common Areas, the land upon which they are located, and all other buildings and improvements within the boundaries of the Industrial Center.

      1.3 Term. Ten (10) years ("Term") commencing on August 1, 2002 (the "Scheduled Commencement Date") subject to the provisions of Section 3.2 below and ending ten (10) years thereafter ("Expiration Date") subject to Tenant's rights to extend the Term in accordance with Addendum 2. The Scheduled Commencement Date, or any later date upon which the Term commences, is here called the "Commencement Date."

      1.4 Base Rent. $99,000 per month ("Base Rent"). $99,000.00 is payable on execution of this Lease for the first full month's Base Rent.

      1.5 Tenant's Share of Operating Expenses ("Tenant's Share").

          (a)      Common Area Operating Expenses:    15.06%
                                                      -----
          (b)      Building Operating Expenses:       71.25%
                                                      -----

      1.6 Intentionally Deleted. .

      1.7 Security Deposit. $99,000.00 ("Security Deposit")

      1.8 Permitted Use ("Permitted Use"). The Premises shall be used solely for offices including offices for multimedia entertainment and other related office uses, including, without limitation, offices for the operation of an adult entertainment company, but only to the extent permitted by the certificate of occupancy issued by the City of Los Angeles, California.

      1.9 Parking. A number of non-exclusive and non-designated parking spaces equal to 3.5 spaces per 1,000 rentable square feet of the Premises at no charge to Tenant during the initial term and any extensions thereto.

      1.10 Addenda. Attached hereto are the following Addenda, all of which constitute a part of this Lease:

           (a)      Addendum 1:       Rent Adjustment Addendum
           (b)      Addendum 2:       Option to Extend
           (c)      Addendum 3:       Tenant Improvement Addendum

      1.11 Exhibits. Attached hereto are the following Exhibits, all of which constitute a part of this Lease:

         Exhibit A: Description of Premises
         Exhibit B: Commencement Date Certificate
         Exhibit C: Tenant Move-in and Lease Renewal Environmental Questionnaire Exhibit D: Intentionally Deleted
         Exhibit E: Agreement and Covenant Not to Sue
         Exhibit F: Comfort Letter

      1.12 Address for Rent Payments. All amounts payable by Tenant to Landlord shall, until further notice from Landlord, be paid to Landlord at the following address:

      Los Angeles Media Tech Center, LLC
      c/o Legacy Partners Commercial, Inc.
      P.O. Box 847636
      Dallas, TX  75284-7636

2. Premises and Common Areas.

      2.1 Letting. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants, and conditions, set forth in this Lease. The statement of square footage set forth in this Lease


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or that may have been used in calculating Base Rent and/or Operating Expenses is reasonable and is based upon the standards set forth in ANSI Z69.1-1996, as promulgated by the Building Owners and Managers Association ("BOMA Standard").

      2.2 Common Areas - Definition. "Common Areas" are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors, and invitees.

      2.3 Common Areas - Tenant's Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers, and invitees, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions, and restrictions governing the use of the Industrial Center.

      2.4 Common Areas - Rules and Regulations. Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend, and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

      2.5 Common Area Changes. Landlord shall have the right, in Landlord's sole discretion, from time to time:

            (a) to make changes to the Common Areas, including, without limitation, changes in the locations, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, and utility raceways;

            (b) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

            (c) to designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

            (d) to add additional buildings and improvements to the Common
Areas;

            (e) to use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Industrial Center, or any portion thereof; and

            (f) to do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deems to be appropriate. However, Landlord shall not make any changes to the Common Areas which would materially (i) deprive Tenant of access to or parking for the Premises as set forth in Section 1.9 of this Lease or (ii) interfere with Tenant's use and enjoyment of the Premises.

3. Term.

      3.1 Term. The Commencement Date, Expiration Date, and Term of this Lease are as specified in Paragraph 1.3.

      3.2 Delay in Possession. Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant by the Scheduled Commencement Date. If for any reason beyond Landlord's reasonable control, Landlord cannot deliver possession of the Premises to Tenant by the Scheduled Commencement Date in the condition required hereunder, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant in the condition required hereunder. If Landlord is unable to deliver the Premises to Tenant by the Scheduled Commencement Date in the condition required hereunder for any reason except for one caused by Tenant or its agents or contractors, the term of the Lease shall commence on the earlier of (a) the date Tenant takes possession of the Premises for the conduct of its business or (b) 20 days following notice to Tenant that Landlord is prepared to tender possession of the Premises to Tenant in the condition required hereunder. If possession of the Premises is not delivered to Tenant within 60 days after the Scheduled Commencement Date and such delay is not due to Tenant's acts, failure to act, or omissions, Tenant may by notice in writing to Landlord given at any time prior to Landlord's delivery of the Premises in the condition required hereunder cancel this Lease and the parties shall be discharged from all obligations hereunder. If such written notice of Tenant is not received by Landlord within said 20-day period, Tenant's right to cancel this Lease shall terminate.

      3.3 Commencement Date Certificate. At the request of Landlord, Tenant shall execute and deliver to Landlord a completed certificate ("Commencement Date Certificate") in the form attached hereto as Exhibit B.

4. Rent.

      4.1 Base Rent. Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as "Additional Rent") in lawful money of the United States, without offset or deduction, except as expressly provided herein, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base


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Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as "Rent." All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.

      4.2 Operating Expenses. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant's Share of all Operating Expenses in accordance with the following provisions:

            (a) "Operating Expenses" are all reasonable costs incurred by Landlord relating to the ownership and operation of the Industrial Center, Building, and Premises including, but not limited to, the following:

                  (i) The operation, repair, maintenance, and replacement in neat, clean, good order, and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs, and tenant directories.

                  (ii) Water, gas, electricity, telephone, and other utilities servicing the Common Areas.

                  (iii) Trash disposal, property management, and security
                        services.

                  (iv)  Intentionally omitted

                  (v)   Real Property Taxes.

                  (vi) Premiums for the insurance policies maintained by Landlord under Paragraph 8 hereof.

                  (vii) Intentionally omitted

                  (viii) Intentionally omitted

                  (ix) Maintenance of the Building including, but not limited to, painting, caulking, and repair and replacement of Building components, including, but not limited to, roof, elevators, and fire detection and sprinkler systems.

                  (x)   Heating, ventilating, and air conditioning systems
                        ("HVAC").

                  (xi) If Tenant fails to maintain the Premises, any expense incurred by Landlord for such maintenance.

            (b) Notwithstanding any other provision of this Lease, Operating Expenses shall not include:

                  1. Leasing commissions and/or expenses and advertising and promotional expenses.

                  2. Legal fees or other professional or consulting fees in connection with the negotiation of tenant leases.

                  3. Repairs required to cure violations of laws enacted prior to the date of the Lease.

                  4. The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation. Notwithstanding the foregoing, Landlord's reasonable insurance deductibles shall be deemed as Operating Expenses.

                  5. Damage and repairs necessitated by the negligence or willful misconduct of Landlord, Landlord's employees or agents.

                  6. Compensation paid to officers or executives of the Landlord above the level of property manager.

                  7. That portion of salaries of service personnel to the extent such salaries are applicable and relate to performance of services by such personnel other than in connection with the management, operation, repair or maintenance of the Industrial Center.

                  8. Legal fees, accounting fees and other expenses incurred specifically in connection with disputes with tenants or occupants of the Industrial Center or associated with the enforcement of the terms of any leases with tenants of the defense of Landlord's title or interest in the Industrial Center or any part thereof.

                  9. Costs (including permits, licensing and inspection fees) incurred in renovations or otherwise improving, decorating, painting, or altering space generally held for lease to tenants or other occupants (excluding common areas) in the Industrial Center.

                  10. Any cash or other consideration paid by Landlord on account of, with respect to, or in


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                        lieu of the tenant work or alterations, excluding the
                        Common Areas.

                  11. Cost of any service provided to tenants or other occupants of the Industrial Center for which Landlord is entitled to be reimbursed.

                  12. Interest and principal payments on mortgages and/or refinancing costs and rent under any ground lease.

                  13.   Depreciation.

                  14. Costs involved in the organization of Industrial Center ownership.

                  15. Costs incurred to monitor, remove, remediate, encapsulate or otherwise contain any environmental problems in the Industrial Center, or otherwise incurred in complying with the requirements of any governmental authority, laws, ordinances or regulations pertaining to environmental problems, except for those costs caused by Tenant or arising from Tenant's use of the Premises.

                  16. Landlord shall not collect in excess of one hundred percent (100%) of Operating Expense and shall not recover any items of cost more than once.

                  17. Costs incurred by Landlord to the extent that Landlord is reimbursed by insurance proceeds or is otherwise reimbursed.

                  18. Advertising and promotional expenditures (whether for existing tenants or in order to attract new tenants), and costs of acquisition and maintenance of signs in or on the Project identifying the owner of the Project or other tenants except to the extent such identification is incorporated into any directional, monument or directory signs.

                  19. Marketing costs, including leasing commissions, attorneys' fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project.

                  20. Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants' or other occupants' improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building.

                  21. Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly.

                  22. Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building.

                  23. Any costs expressly excluded from Operating Expenses elsewhere in the Lease.

                  24. Management fees paid or charged by Landlord in connection with the management of the Building to the extent such management fee is in excess of three percent (3%) of the rent received from the Project.

                  25. Salaries and other benefits paid to the employees of Landlord to the extent not otherwise customarily included in or covered by a management fee paid or charged by landlords of similar projects in the vicinity of the Project in connection with the management of such properties, provided that in no event shall Operating Expenses include salaries and/or benefits attributable to personnel above the level of onsite Project manager.

                  26. Rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable projects in the vicinity of the Project.

                  27. Amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis.

                  28. Landlord's general corporate overhead and general and administrative expenses.

                  29. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.

                  30. Services provided, taxes attributable to, and costs incurred in connection with the


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                        operation of the retail, restaurant, and garage
                        operations in the Project, and any replacement garages or parking facilities and any shuttle services.

                  31. Costs arising from the negligence or willful misconduct of Landlord or other tenants or occupants of the Project or their respective agents, employees, licensees, vendors, contractors, or providers of materials or services.

                  32. Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, costs arising from the presence of "Hazardous Materials" as that term is defined below, in or about the Project or Land including, without limitation, Hazardous Materials in the ground water or soil, not placed in the Building or Project by Tenant.

                  33. Costs arising from Landlord's charitable or political contributions.

                  34.   Costs for sculpture, paintings or other objects of art.

                  35. Costs arising from latent defects in the shell and core of the Building or any tenant improvements or repair thereof.

                  36. Costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Project, except for the costs of enforcement of any warranties on the Premises or the Project.

                  37. Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, costs incurred in connection with any disputes between Landlord and its employees, between landlord and Project management, or between Landlord and other tenants or occupants.

                  38. Any other expenses which would not normally be treated as Operating Expenses by landlords of the Comparable Buildings.

                  39. Any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or receipts).

                  40. Penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any Real Property Taxes, when due.

                  41. The cost of any repair, replacement or improvement which under federal tax laws may not be fully deductible in the year in which incurred.

            (c) Tenant's Share of Operating Expenses that are not specifically attributed to the Premises or Building ("Common Area Operating Expenses") shall be that percentage shown in Paragraph 1.5(a). Tenant's Share of Operating Expenses that are attributable to the Building ("Building Operating Expenses") shall be that percentage shown in Paragraph 1.5(b).

            (d) The inclusion of the improvements, facilities, and services set forth in Subparagraph 4.2(a) shall not impose any obligation upon Landlord either to have said improvements or facilities or to provide those services.

            (e) Tenant shall pay monthly in advance, on the same day that the Base Rent is due, Tenant's Share of estimated Operating Expenses. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Share of the actual Operating Expenses incurred during the preceding year. If Tenant's estimated payments under this Paragraph 4(e) during the preceding year exceed Tenant's Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against the next payment of Rent due. If Tenant's estimated payments under this Paragraph 4.2(e) during said preceding year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 30 days after delivery by Landlord to Tenant of said statement. Not more than twice each lease year Landlord may adjust the amount of the estimated Tenant's Share of Operating Expenses and HVAC maintenance costs to reflect Landlord's reasonable estimate of such expenses for the year provided that Landlord's notice of such increase shall set forth in reasonable detail the basis of such increase.

            (f) Notwithstanding anything to the contrary set forth in the Lease, in the event of any dispute regarding the amount due with respect to Tenant's Share of Operating Expenses, Tenant shall have the right, after reasonable notice and at reasonable times, to inspect and photocopy Landlord's accounting records at Landlord's office in Los Angeles, California. If, after such inspection and photocopying, Tenant continues to dispute the amount of Tenant's Share of Operating Expenses, Tenant shall be entitled to retain an independent, certified public accountant, not being remunerated on a contingency basis, to audit and/or review Landlord's records to determine the proper amount of

Tenant's Share of Operating Expenses. If such audit or review reveals that Landlord has overcharged Tenant, then Tenant may so notify Landlord and if Landlord does not object to such results by written notice to Tenant within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge plus interest thereon at the Interest Rate. If Landlord so objects, the dispute shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. Tenant agrees to pay the cost of Tenant's audit, provided that if such audit reveals that the Landlord's determination of Tenant's Share of Operating Expenses as set forth in any final statement sent to Tenant was in error by more than three percent (3%), Landlord shall pay the cost of such audit. The payment by Tenant of any amounts with respect to Tenant's Share of Operating Expenses shall not preclude Tenant from questioning the correctness of any final statement provided by Landlord. In the event that any other tenant audits or reviews Operating Expenses and an adjustment in Operating Expenses payable by such Tenant is made, Landlord shall send the results of such audit or review to Tenant to allow Tenant to determine whether Tenant is entitled to a similar adjustment. Tenant may elect to perform any audit hereunder using its own partners and employees. In such event, if Landlord would otherwise be obligated hereunder to pay the cost of the audit, then Landlord shall pay Tenant the fees and expenses which Tenant would have charged a third party for such an audit.

            (g) Notwithstanding anything to the contrary contained in this Lease, when depreciation or amortization is permitted to be included in Operating Expenses, the subject item shall be amortized over its reasonably anticipated useful life in accordance with the Internal Revenue Code and/or generally accepted accounting principles, to the extent applicable. Landlord agrees that (i) Landlord will not collect or be entitled to collect from Tenant with respect to Operating Expenses, an amount greater than Tenant's Share of the Operating Expenses actually paid by Landlord in connection with the operation of the Project or Building, (ii) Landlord shall make no profit from Landlord's collections of Operating Expenses, (iii) all assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Operating Expenses except in the year in which the assessment or premium installment is actually paid; and (iv) Landlord shall reduce the amount of Operating Expenses by any refund or discount Landlord receives in connection with any costs or expenditures previously included in Operating Expenses. To the extent that an expense is not specifically included or excluded as a component of Operating Expenses in the definition of "Operating Expenses," whether such expense shall be treated as an Operating Expense shall be determined in accordance with generally accepted accounting principles, consistently applied.

5. Security Deposit. Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1) and in each case after notice and the expiration of any applicable cure period, Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss, or damage (including reasonable attorneys' fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6. Use.

      6.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance, or which will invalidate or increase the premiums for any of Landlord's insurance. Tenant shall not service, maintain, or repair vehicles on the Premises, Building, or Common Areas. Tenant shall not store foods, pallets, drums, or any other materials outside the Premises. Except as otherwise provided in this Lease, Tenant shall be solely responsible, at its sole cost, for ensuring that the Premises including, but not limited to, the fire protection systems, are in compliance with all government or quasi-governmental requirements for Tenant's use and also adequate to meet the needs of Tenant's use.

      6.2 Hazardous Substances.

            Covenants, Conditions and Disclosures

            (a) Reportable Uses Require Consent. The term "Hazardous Substance," as used in this Lease, shall mean any substance designated as a hazardous substance under Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. 9601(14) or regulated as a hazardous waste under the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. or otherwise designated, identified, defined or regulated as a hazardous substance or material under any federal, state or local law, rule, regulation or ordinance. Hazardous Substance shall also include hydrocarbons, petroleum, gasoline, crude oil, or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without (i) the express prior written consent of Landlord, which shall not be unreasonably withheld; and
(ii) in compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration, or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on, or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the

Premises or neighboring properties to any meaningful risk of contamination or damage, or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises, and the environment against damage, contamination, injury, and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

            (b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under, or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

            (c) Indemnification. Tenant shall indemnify, protect, defend, and hold Landlord, Landlord's affiliates, Lenders (as hereinafter defined), and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing ("Landlord Entities") and the Premises harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits, and attorneys' and consultants' fees arising out of or involving (1) any Hazardous Substance used, stored or brought onto the Premises (including, without limitation, any deposit or placement of Hazardous Substances) by or for Tenant or by any of Tenant's employees, agents, contractors, servants, visitors, suppliers, or invitees (such employees, agents, contractors, servants, visitors, suppliers, and invitees as herein collectively referred to as "Tenant Entities") or (2) any breach by Tenant or any of the Tenant Entities of any of the provisions of Section 6 of this Lease. Tenant's obligations under this Section shall include, but not be limited to, the effects of any interference with UPRC's Access Rights (as hereinafter defined) and/or DTSC's (as hereinafter defined) activities on the Real Property, the effects by any contamination or injury to person, property, or the environment created by Tenant or any Tenant Entity through the release of any Hazardous Substance, and the cost of investigation (including reasonable consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof. Tenant's obligations under this Section shall survive the Expiration Date or earlier termination of this Lease.

            (d) Environmental Condition.

                  (i) Environmental Disclosures. Landlord hereby discloses to
            Tenant and Tenant hereby acknowledges that it understands and accepts the following:

                        (A) Prior to Landlord's acquisition of the real property
                  underlying the Industrial Center (the "Real Property"), the Real Property was owned by UNION PACIFIC RAILROAD COMPANY, a Delaware corporation (formerly known as Southern Pacific Transportation Company, a Delaware corporation) ("UPRC"). UPRC continues to own certain real properties adjacent to and near the Real Property (the "Retained UPRC Property"). The Real Property and the Retained UPRC Property shall be collectively referred to herein as "Taylor Yard." The Real Property lies within the Cypress Park area of the City of Los Angeles. The Real Property consists of approximately forty nine (49) acres, bounded by a number of small businesses between the northeast property boundary and San Fernando Road, by the Glendale Freeway on the north, the Metrolink Tracks on the west, and a Federal Express Facility on the south. Construction and operations at the Taylor Yard railroad property began around 1900. In the 1980s, Southern Pacific Transportation Company entered into an agreement with the State of California, California Environmental Protection Agency, Department of Toxic Substances Control ("DTSC") to separate Taylor Yard into a sale parcel and an active yard portion. Within the sale parcel, the "North Track Area" generally coincides with the Real Property. The Real Property was previously used by UPRC primarily for rail car storage and for making up trains.

                        (B) As a result of UPRC's operations on the Taylor Yard
                  and operations of third parties on properties in the vicinity of the Taylor Yard, releases of certain Hazardous Substances have occurred on and under the Real Property, including, without limitation, in the groundwater underlying the Real Property. Phase 1 of the Real Property is currently developed. Taylor Yard is a State Priority List site, and similar to other properties in the Cypress Park area, Taylor Yard is located within the Study Area of the Los Angeles Department of Water and Power's Pollock Wellfield, known as the United States Environmental Protection Agency's ("EPA") National Priority List Area 4 in the southern portion of the San Fernando Valley Groundwater Basin due to contaminant levels in the groundwater underlying these properties.

                        (C) Prior to the current development, UPRC has conducted
                  substantial remediation on the Real Property and the Retained UPRC Property under the jurisdiction of the DTSC. These actions by UPRC led to the DTSC's issuance of a no further action letter dated March 6, 1998 for surface and near surface soil at the Real Property and DTSC's approval of the Real Property for unrestricted development. To further assure that any impacted soil on the Real Property was adequately addressed, a soil management plan was followed for all grading operations conducted by Landlord on the Real Property. While substantial quantities of soil were removed during grading operations, a minimal amount was discovered to be impacted and moved off-site for the existing Phase I development.

                        (D) As a result of the Hazardous Substances releases
                  that have occurred on, about and into the groundwater underlying the Real Property, environmental investigations, monitoring and remediation activities have been, are being and will continue to be conducted by UPRC on the Real

                  Property during and after the term of this Lease pursuant to certain governmental agreements and requirements, including, without limitation, the requirements of the DTSC. There is presently situated within or may hereinafter be situated within Taylor Yard (including the Real Property) certain remediation equipment, including, without limitation, groundwater monitoring wells, a treatment system and associated wells, manifolds, vaults, hatches, conduits, pipes, manholes and monitoring devices.

                        (E) In connection with Landlord's acquisition of the
                  Real Property, Landlord and the DTSC entered into that certain Agreement and Covenant Not to Sue (the "PPA"), a copy of which is attached hereto as Exhibit E. The PPA provides Landlord with assurances that the DTSC will not look to Landlord for the performance of any response actions concerning any contamination caused by any hazardous substances, pollutants or contaminants, present or existing at, on or under the Real Property (including within the groundwater beneath the Real Property) prior to the date Landlord acquired the Real Property (the "Pre-Existing Environmental Condition"). In return, Landlord has agreed in the PPA to, among other things, exercise due care concerning the Pre-Existing Environmental Condition and to provide access to the Real Property to UPRC, DTSC and others to perform necessary response actions concerning the Pre-Existing Environmental Conditions, all as more particularly described in the PPA. In addition to the foregoing, Landlord obtained a letter dated December 9, 1998 from the EPA ("Comfort Letter"), a copy of which is attached hereto as Exhibit F. The Comfort Letter provides Landlord with assurances that the EPA will not take any enforcement action against Landlord due to the Pre-Existing Environmental Condition.

                        (F) In acquiring the Real Property from UPRC and in
                  entering into the PPA, Landlord agreed to provide UPRC and the DTSC access to the Real Property to perform response actions required on the Real Property. Landlord discloses to Tenant and Tenant acknowledges and agrees that (1) UPRC will continue to perform remediation activities on the Real Property until such time that the DTSC, or any successor governmental agency having "lead agency" jurisdiction, issues a certificate of completion or "closure letter" stating that all remediation activities at Taylor Yard have been completed; (2) UPRC has the absolute right to control any and all negotiations, investigations, testing, actions and resolutions with the DTSC, and any other governmental agencies arising out of, incidental to or in connection with UPRC's remediation activities at Taylor Yard; and (3) UPRC and UPRC's agents, contractors and consultants ("Agents") are entitled to enter and use the Real Property for purposes of performing UPRC's remediation activities, including, without limitation, for the purpose of maintaining and operating certain groundwater monitoring and treatment equipment currently or hereafter located on the Real Property, installing such additional equipment and performing such additional activities as may be required from time to time by the DTSC (collectively, "UPRC's Access Rights"). UPRC has agreed with Landlord that, in exercising UPRC's Access Rights, (i) any monitoring wells and related on-site equipment installed by UPRC and remedial work performed by UPRC in accordance with its separate agreement with the DTSC will be installed and/or performed in coordination with Landlord's development of the Real Property,
                  (ii) it will use commercially reasonable efforts to minimize any damage to the improvements on the Real Property and any interference with any tenant or other occupant on the Real Property, and (iii) that except in an emergency situation, UPRC will provide Landlord with ten days' prior written notice of its intent to enter upon the Property.

                        Should Tenant's use and occupancy of the Premises be
                  materially interfered with as a result of the exercise of UPRC's Access Rights (such that Tenant's use and enjoyment of the Premises is precluded) ("Material Interference"), any rent due under this Lease during the period of such interference will be abated to the extent of the Material Interference. Within thirty (30) days of the commencement of the Material Interference, Landlord and Tenant shall confer as to whether the Material Interference will be remedied within six (6) months of its commencement ("Remedy Period"). If the parties agree that the Material Interference will be remedied so that Tenant may use and enjoy the Premises pursuant to this Lease ("Remedy") before the end of the Remedy Period this Lease shall remain in full force and effect. If the parties agree that the Remedy will take longer than the Remedy Period, Tenant may elect to terminate the Lease upon ten (10) days' written notice sent to Landlord. If the parties cannot agree that the Remedy will take longer than the Remedy Period, the parties shall within five (5) days after either party delivers a written notice of such disagreement, attempt to agree on an environmental consultant to resolve the dispute. If the parties cannot agree on an environmental consultant, each party shall submit the name of an environmental consultant with whom neither it nor its leasing counsel has done business, and the two names shall be placed in a container and one name shall be selected from the container by Landlord. The determination of the selected environmental consultant shall be final as to issue of whether the Remedy can be effected within the Remedy Period.

                  (ii) Tenant Acknowledgments.

                        (A) Except as otherwise expressly set forth in this
                  Lease, Tenant acknowledges and agrees that it is accepting the Premises, the Building, the Common Area and the Industrial Center "AS IS" without any representation or warranty of Landlord, express, implied or statutory, as to Hazardous Substances or the environmental condition of the Real Property, and Tenant hereby waives any and all statutory and common law claims it may have against Landlord limited to the Pre-Existing Environmental Conditions of the Real Property that have been disclosed to Tenant, including, without limitation, any claims under CERCLA.

                        (B) Section 25359.7 of the California Health and Safety
                  Code requires owners of non-residential real property who know, or have reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath the real property to provide written notice of such to a lessee of the real property. Landlord hereby discloses to Tenant that certain Hazardous Substances have been released on the Real Property, as are summarized in the PPA. By execution of this Lease, Tenant (1) acknowledges its receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code; (2) is fully aware of the matters described in the PPA; and (3) after receiving advice of its legal counsel, waives any and all rights Tenant may have to assert that Landlord has not complied with the requirements of Section 25359.7 of the California Health and Safety Code.

                        (C) Tenant acknowledges and understands that it is
                  accepting the Premises subject to UPRC's Access Rights and the provisions of the PPA.

                        (D) Tenant acknowledges and agrees that with respect to
                  the Pre-Existing Environmental Conditions: (1) Tenant shall not have the right to enter into discussions, negotiations and other dealings with the DTSC, or any other governmental agencies, or to conduct, any investigation, remediation or other work on the Real Property (except as required pursuant to subparagraph (E) below); (2) Tenant shall not communicate with the DTSC or any other governmental agencies with respect to UPRC's remediation activities on the Real Property except for communications to the extent required by law, in which event Tenant shall give Landlord notice thereof; (3) except for ordinary office use, Tenant will not perform any activities on the Real Property or otherwise take any action which could increase the extent or cost of UPRC's compliance with the requirements of the DTSC relating to the remediation activities at the Real Property; (4) Tenant shall provide access to UPRC and/or its Agents for activities deemed necessary by the DTSC to complete its remediation obligations at the Real Property; and (5) Tenant shall provide access to the Real Property to the DTSC or any other governmental agencies having jurisdiction thereof and to each of their employees, contractors and consultants.

                  (iii) Landlord Acknowledgments.

                        (A) Permitted Use. Landlord warrants and represents that
                  to its actual knowledge, there is no agreement, notice, order, decree or permit by and between Landlord and DTSC or UPRC relating to the investigation, monitoring or remediation of the Pre-Existing Environmental Condition that prohibits or materially and permanently impairs the Permitted Use of the Premises by Tenant.

                        (B) Notices. Landlord acknowledges and agrees that it
                  will forward to Tenant, within seven (7) days of receipt, a copy of any notice of intent to enter upon the Premises received from UPRC under Paragraph 6.2(d)(i)(F).

                        (C) Tenant's Representations Regarding Hazardous
                  Substances. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building, the Common Area and the Industrial Center, and fully remediate to Landlord's and its Lender's sole, absolute and subjective satisfaction, at its sole cost and expense, any and all Hazardous Substances, including any equipment (including, without limitation, underground and/or aboveground storage tanks) or systems containing Hazardous Substances which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building, the Common Area, and/or the Industrial Center or any portion thereof by Tenant or any of the Tenant Entities, all of which activities shall be subject to Landlord's consent rights and other provisions of this Lease. In the event of any release of Hazardous Substances caused or permitted by Tenant or any of the Tenant Entities, Tenant shall immediately notify Landlord, and Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant's sole cost and expense, to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the sole, absolute and subjective satisfaction of Landlord and Landlord's Lenders.

                        (D) Tenant's Review of Documents and Acceptance of
                  Conditions. By executing this Lease, Tenant acknowledges that it has had the opportunity to review the PPA, the Comfort Letter and the environmental condition of the Real Property reflected therein and accepts the conditions reflected therein and the conditions thereof.

                        (E) Tenant Liability for Pre-Existing Environmental
                  Conditions. So long as Tenant and the Tenant Entities are in material compliance with all of the requirements of this
                  Section 6 hereof, and Tenant and/or the Tenant Entities did not cause or contribute to the Pre-Existing Environmental Conditions, Tenant shall not have any liability to Landlord under this Lease for the Pre-Existing Environmental Conditions, and Landlord hereby waives, subject to the first two clauses of this sentence, any and all statutory and common law claims it may have against Tenant limited to the Pre-Existing Environmental Conditions including, without limitation, any claims under CERCLA. Landlord shall indemnify, protect, defend and hold Tenant, and the officers, directors, shareholders, managers, agents and partners of Tenant, harmless from and against any and all losses, liabilities, claims, suits, orders, directives, judgments, damages and costs, including, without limitation, reasonable attorneys' fees and costs of litigation (collectively, "Liabilities") arising out of or in connection with the Pre-Existing Environmental Conditions, including, without limitation, Liabilities arising out of or in connection with (i) any monitoring, removal, encapsulation or remediation activities, on or about the Industrial Center and (ii) any acts or omissions of UPRC and/or DTSC. Notwithstanding the foregoing,
                  (1) under no circumstances shall Landlord be liable for injury to Tenant's business, for any loss of income or profit therefrom, or any indirect, consequential, or punitive damages and (2) Landlord's obligation to indemnify Tenant, as provided in this subparagraph (E), shall be conditioned upon Tenant's material compliance with the terms and provisions of this
                  Section 6. The foregoing indemnification shall survive the Expiration Date or earlier termination of this Lease. Notwithstanding any provision of this Lease to the contrary, Landlord shall have no obligation to indemnify, defend or hold Tenant or any Tenant Entities harmless with respect to any claims brought by any party to the extent the facts, circumstances or conditions on which such claims are based have been caused or contributed to by Tenant or any Tenant Entities and Tenant's indemnification obligations under this Section 6 shall remain in full force and effect to such extent.

      6.3 Tenant's Compliance with Requirements.. Tenant shall, at Tenant's sole cost and expense, fully, diligently, and in a timely manner comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements, and restrictions of record as of the Commencement Date, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the commercially reasonable recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under, or about the Premises, including soil and groundwater conditions, and (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, if any, evidencing Tenant's compliance with any Applicable Requirements, and shall immediately upon receipt notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint, or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements. Notwithstanding anything to the contrary contained in this Lease, Applicable Requirements shall also include any "high pile" storage requirements of the City of Los Angeles or any other governmental authority.

      6.4 Inspection; Compliance with Law. In addition to Landlord's environmental monitoring and insurance program, Landlord and the holders of any mortgages, deeds of trust, or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's use of the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent, or the inspection is requested or ordered by a governmental authority and in either of such events relates to Tenant's use of the Premises. Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections if the same determine that Tenant violated Applicable Requirements in any material manner.

      6.5 Tenant Move-in Questionnaire. Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant's Move-in and Lease Renewal Environmental Questionnaire (the "Tenant Move-in Questionnaire"), a copy of which is attached hereto as Exhibit C and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Tenant Move-in Questionnaire is true and correct and accurately describes the use(s) of Hazardous Substances which will be made and/or used on the Premises by Tenant.

7. Maintenance, Repairs, Trade Fixtures and Alterations.

      7.1 Tenant's Obligations. Subject to the provisions of Paragraph 7.2 (Landlord's Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition, and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements, or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically and exclusively serving the Premises, such as plumbing, heating, ventilating, electrical, lighting facilities, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors (but not the slab which is Landlord's responsibility), windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below or elsewhere in this Lease. Tenant's obligations shall include restorations, replacements, or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition, and state of repair.

      7.2 Landlord's Obligations. Subject to the provisions of Paragraph 6
(Use), Paragraph 7.1 (Tenant's Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Landlord, at its expense and not subject to such reimbursement requirements as are provided in Paragraph 4.2, shall keep in good order, condition, and repair the roof structure, foundations and exterior walls of the Building and utility systems within the Industrial Center. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition, and repair the air conditioning systems servicing the Premises, Building roof membrane, and Common Areas. Landlord shall also repair or replace, and at Landlord's sole cost and expense, any part of the Premises damaged as a result of Landlord's or Landlord's employees, agents, contractors or invitee's negligent or intentional act or omission. Notwithstanding any provision set forth in this Lease to the contrary, if Tenant provides written notice (or oral notice in the event of an emergency) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than fifteen (15) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) day notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of the Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action, plus interest thereon at the Interest Rate. Further, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive, then Tenant shall not be entitled to such deduction from rent except with respect to the amounts set forth in Tenant's subject invoice which Landlord does not contend to be excessive, and Tenant may proceed to claim a default by Landlord.

      7.3 Alterations. Tenant shall not make nor cause to be made any alterations or installations in, on, under, or about the Premises without Landlord's prior written consent which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing Tenant may make nonstructural cosmetic alterations to the Premises at a cost not exceeding $50,000 per lease year without Landlord's prior written consent provided Tenant gives Landlord fifteen
(15) days' prior written notice of same.

      7.4 Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear and damage by casualty or which Landlord is required to repair excepted. Without limiting the generality of the above, Tenant shall remove all tenant improvements designated by Landlord by written notice to Tenant at the time Tenant requests Landlord's consent to or gives any notice of any Alteration and/or Tenant Improvements and cause all lights to be in good operating condition. All of Tenant's personal property, including moveable furniture, equipment not attached to the Building or the Premises, may be removed by Tenant prior to the expiration of the Term; provided, however, that Tenant shall repair all damage caused by such removal prior to the expiration of the Term, and provided, further, that any of Tenant's personal property not so removed shall, at the option of Landlord, upon five (5) business days' notice to Tenant (unless Tenant effectuates the removal within such five (5) business day period), automatically become the property of Landlord upon the expiration or termination of this Lease. Thereafter, Landlord may retain or dispose of in any manner the personal property not so removed, without any liability whatsoever to Tenant. Notwithstanding the foregoing, Tenant shall not be required to remove any of the improvements made pursuant to the Tenant Work Letter attached as Addendum Three to this Lease, except those which are specifically designated by Landlord in Schedule 1 to Addendum 3. Thereafter, Tenant shall only be required to remove those Alterations for which Tenant was required to obtain Landlord's prior written consent provided Landlord at the time of granting such consent informed Tenant that such Alterations would have to be removed at the end of the Term or earlier termination.

8. Insurance; Indemnity.

      8.1 Payment of Premiums. The cost of the premiums for the insurance policies required to be maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

      8.2 Tenant's Insurance.

            (a) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation and use of the Premises.

                  (i) Commercial General Liability insurance with minimum limits of $1,000,000 per occurrence and $3,000,000 general aggregate for bodily injury, personal injury, and property damage. If reasonably required by Landlord, host liquor liability coverage will be included. Such insurance shall be endorsed to include Landlord, its lenders and its property managers as additional insureds, shall be primary and noncontributory with any Landlord insurance, and shall provide severability of interests between or among insureds.

                  (ii) Workers' Compensation insurance with statutory limits and Employers Liability with a $500,000 per accident limit for bodily injury or disease.

                  (iii) Automobile Liability insurance covering all owned, nonowned, and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

                  (iv) Property insurance against "all risks" at least as broad as the current ISO Special Form policy, including earthquake and flood, for loss to any tenant improvements or betterments, floor and wall coverings, and business personal property on a full insurable replacement cost basis with no coinsurance clause.

            (b) Upon Landlord's request Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy, and annually thereafter.

            (c) If, in the opinion of Landlord's insurance advisor, the amount or scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate and as shall be customarily required of tenants in the vicinity of the Industrial Center.

            (d) All insurance required under Paragraph 8.2 (i) shall be issued by insurers licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best's Key Rating Guide and (ii) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

      8.3 Landlord's Insurance. Landlord shall maintain "all risks" coverage as broad as the current ISO Special Form policy, including earthquake and flood (provided such coverage is customarily carried by owners of similarly situated commercial properties in the City of Los Angeles, covering the buildings within the Industrial Center,

Commercial General Liability insurance, and such insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect.

      8.4 Release and Waiver of Subrogation. To the extent permitted by law and with permission of their insurance carriers, Landlord and Tenant release one another and each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to loss or damage customarily covered by an "all risk" policy of insurance with replacement cost coverage, whether or not such insurance is actually in effect.

      8.5 Indemnity. Subject to the provisions of Section 8.4 above, Tenant shall protect, defend, indemnify, and hold Landlord and Landlord Entities harmless from and against any and all loss, claims, liability, or costs (including court costs and attorneys' fees) incurred by reason of:

            (a) any damage to any property (including but not limited to property of any Landlord Entity) or death, bodily, or personal injury to any person occurring in or about the Premises, the Building, or the Industrial Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees (to the extent they are in the Premises), contractors, suppliers, subtenants, or visitors (to the extent they are in the Premises);

            (b) the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises;

            (c) Tenant's failure to comply with any and all governmental laws, ordinances, and regulations applicable to the condition or use of the Premises or its occupancy; or

            (d) any breach or default on the part of Tenant in the performance of any covenant or agreement to be performed pursuant to this Lease.

            (e) Notwithstanding any provisions of this Section 8 to the contrary and subject to the release and waiver provisions of Section 8.4, Tenant shall not be required to indemnify and hold Landlord harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively, "Claims"), to any person, property or entity resulting from the acts, omissions or willful misconduct of Landlord or its agents, contractors, servants, employees or licensees in connection with Landlord's activities in the Building (except for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease) or the Industrial Center. Landlord shall indemnify and hold Tenant harmless from any such Claims, including, but not limited to, Claims arising from any noncompliance of the Building and/or the Industrial Center with any laws relating to disabled access, or Claims arising from the presence in the Premises, the Building and/or the Industrial Center of hazardous substances, except to the extent such hazardous substances were placed in or on the Premises, the Building and/or the Industrial Center by Tenant (Landlord's indemnity hereunder will survive the expiration of the Term of, or any termination of, this Lease); provided, however, to the extent any damage or repair obligation is covered by insurance obtained by Landlord as part of Operating Expenses, but is not covered by insurance obtained by Tenant, then Tenant shall be relieved of its indemnity obligation up to the amount of the insurance proceeds which Landlord is entitled to receive. Tenant's agreement to indemnify and hold Landlord harmless pursuant to this Lease Section 8.5 and the exclusion from Tenant's indemnity and Landlord's agreement to indemnify and hold Tenant harmless pursuant to this addendum provision are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to this Lease to the extent that such policies cover the results of such acts, omissions or willful misconduct. If Landlord or Tenant has been or at any time hereafter is granted the right to self insure or if either party breaches this agreement by its failure to carry required insurance, such failure shall automatically be deemed to be a covenant and agreement by Landlord or Tenant, respectively, to self-insure to the full extent of such required coverage, with full waiver of subrogation.

            The provisions of this Paragraph 8.5 shall, with respect to any claims or liability accruing prior to such termination, survive the Expiration Date or earlier termination of this Lease.

      8.6 Exemption of Landlord from Liability. Except to the extent caused by the negligence or willful misconduct of Landlord, its officers, directors, partners, employees, contractors or agents, Landlord shall not be liable for and Tenant waives any claims against Landlord for injury or damage to the person or the property of Tenant, Tenant Entities, or any other person in or about the Premises, Building, or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (a) fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, seepage, back up of sewers or drains, obstruction, or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures or (b) from the condition of the Premises, other portions of the Building, or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business, for any loss of income or profit therefrom, or any indirect, consequential, or punitive damages.

9. Damage or Destruction.

      9.1 Termination Right. Tenant shall give Landlord prompt written notice of any damage to the Premises. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference with the conduct of Tenant's business for a period exceeding 90 consecutive days with the conduct by Tenant of its business at the Premises, Tenant, at any time prior to the later of (i) sixty (60) days from the date of casualty or (ii) commencement of repair of the Premises and following 10 days written notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant's business at the Premises. Abatement of rent and Tenant's right of termination pursuant to this provision shall be Tenant's sole remedy for casualty damage to the Premises, the Building or the Industrial Center.

      9.2 Intentionally Deleted.

10. Real Property Taxes.

      10.1 Payment of Real Property Taxes. Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, such payments shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2.

      10.2 Real Property Tax Definition. As used herein, the term "Real Property Taxes" is any form of tax or assessment, general, special, ordinary, or extraordinary, imposed or levied upon (a) the Industrial Center or Building, (b) any interest of Landlord in the Industrial Center or Building, (c) Landlord's right to rent or other income from the Industrial Center or Building, and/or (d) Landlord's business of leasing the Premises. Real Property Taxes include (a) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy, or tax; (b) any tax or charge which replaces or is in addition to any of such above-described "Real Property Taxes," and (c) any reasonable fees, expenses, or costs (including attorneys' fees, expert fees, and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate provided that Tenant will receive the benefit of any reduction in Real Property Taxes arising out of such proceeding should such proceeding be successful. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date. Real Property Taxes excludes Landlord's franchise, gift, gross receipts (provided such gross receipts tax is not in lieu of any Real Property Tax), inheritance and incomes taxes.

      10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant's request.

      10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

      10.5 Tenant's Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment, and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11. Utilities. Tenant shall pay directly to the provider for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security (in addition to that which Landlord is required to provide hereunder), gas, and cleaning of the Premises, together with any taxes thereon.

12. Assignment and Subletting.

      12.1 Landlord's Consent Required.

            (a) Except as provided below, Tenant shall not assign, transfer, mortgage, or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord's failure to disapprove a proposed transferee of this Lease within 15 days of Landlord's receipt of written notice of such proposed transfer and all information affecting the Relevant Criteria (defined hereafter) shall constitute Landlord's consent to that transfer. Relevant criteria ("Relevant Criteria") in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any change or intensification of use of the Premises or the Common Areas, and any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts. Assignment or sublet shall not release Tenant from its obligations hereunder. Tenant shall not (i) sublet, assign, or enter into other arrangements in which the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet the Premises or assign this Lease to any person or entity in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the "Code"); or (iii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section
12.1 shall apply to any further subleasing by any subtenant. Notwithstanding the foregoing, in the event of any assignment or subletting to which Landlord consents, Landlord shall receive fifty percent (50%), in the event of a sublease, of any rent received by Tenant above the rent then being paid by Tenant to Landlord less any commissions, marketing expense, attorney's fees, leasehold improvement costs or other costs or expenses paid by Tenant for such sublease. In addition, Landlord shall receive fifty percent (50%), in the event of an assignment, of any profit derived by Tenant from such assignment less any commissions, marketing expense, attorney's fees, leasehold improvement costs or other costs or expenses paid by Tenant for such assignment. In the event of any assignment or subletting, Tenant shall pay to Landlord or its authorized managing agent (as directed by Landlord) a fee of $1,200.00 to cover Landlord's costs of review, negotiation, preparation or execution of any documentation regarding such assignment or subletting.

            (b) Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without Landlord's consent, to assign this lease or sublease all or any portion of the Premises to (i) an entity with which it may merge or consolidate, (ii) any entity which controls, is controlled by, or is under common control with, Tenant, and/or (iii) a purchaser of all or substantially all of Tenant's assets, provided that in the event of any such assignment, the assignee executes an agreement assuming Tenant's obligations, provided the surviving or successor entity has a net worth of $100,000,000.00 or Tenant delivers to Landlord a written guaranty of Tenant's obligations under this Lease from an entity having a net worth of at least $100,000,000.00. In the event of such an assignment or sublease pursuant to this Section, Tenant shall be released of its obligations arising under this Lease.

13. Default; Remedies.

      13.1 Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

            (a) the abandonment of the Premises by Tenant;

            (b) failure to pay any installment of Base Rent, Additional Rent, or any other monies due and payable hereunder, said failure continuing for a period of 5 days after notice the same was not paid when due;

            (c) a general assignment by Tenant or any guarantor for the benefit of creditors;

            (d) the filing of a voluntary petition of bankruptcy by Tenant or any guarantor; the filing of a voluntary petition for an arrangement; the filing of a petition, voluntary or involuntary, for reorganization; or the filing of an involuntary petition by Tenant's creditors or guarantors which is not dismissed within 90 days;

            (e) receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant's assets on the Premises which is not vacated within 30 days;

            (f) failure of Tenant to maintain insurance as required by Paragraph
8.2 for a period of ten (10) days after notice;

            (g) any breach by Tenant of its covenants under Paragraph 6.2 which is not cured within ten (10) days after notice or such longer period as may be reasonably required provided Tenant commences such cure within said 10 days and diligently prosecutes same to completion;

            (h) failure in the performance of any of Tenant's covenants, agreements, or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 20 days after written notice thereof from Landlord to Tenant; provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 20-day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

      13.2 Remedies. In the event of any Default by Tenant, Landlord shall have any or all of the following remedies:

            (a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                  (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

                  (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                  (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees;
(iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                  (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

                  (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to ten percent (10%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1 %). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

            (b) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

            (c) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

            (d) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

            (e) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Addendum shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

            (f) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

            (g) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within fifteen (15) days after such surrender unless Landlord has given such subtenant a nondisturbance agreement as provided herein.

            (h) Notice Provisions. Tenant agrees that any notice given by Landlord pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

      13.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of Rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within 5 days after such amount shall be due and written notice and thereafter after a second written notice within any twelve (12) month period, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, should Landlord be unable to negotiate any payment made by Tenant on the first attempt by Landlord and without any notice to Tenant, Tenant shall pay to Landlord a fee of $50.00 per item which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of Landlord's inability to negotiate such item(s).

      13.4 Default by Landlord. . Landlord shall be in default in the performance of any obligation required to be performed by Landlord under this Lease if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice from Tenant, and delivery of a copy of such notice to any lender of Landlord of whom Tenant has been given prior written notice, specifying in detail Landlord's failure to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) calendar days are required for its performance, Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion. Upon any such default by Landlord, Tenant may exercise any of its rights provided in law or at equity and shall have the right, but not the obligation, to cure any such default by Landlord and to deduct the costs incurred by Tenant to cure such default, including legal fees and expenses, from the amounts next due and owing under this Lease.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 15% of the portion of the Common Areas designated for Tenant's parking, is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within 15 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 15 days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises or Tenant's parking. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant, for Tenant's relocation expenses and/or loss of Tenant's trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises or perform any work required to restore the Premises as closely as possible to its original condition, as caused by such condemnation authority. Notwithstanding the foregoing, in the event that Landlord gives written notice to Tenant that the net severance damages are not sufficient to restore the Premises or Tenant's parking to substantially its original condition, Tenant may, within 10 days' of receipt of such notice give Landlord written notice ("Notice of Intent to Terminate") that it intends to terminate the Lease if Landlord does not restore the Premises or parking at Landlord's cost to substantially its original condition. If Tenant does not timely give the Notice of Intent to Terminate the Lease shall remain in full force and effect as modified by this Section 14. If Tenant gives the Notice of Intent to Terminate and Landlord fails to respond to such Notice within 20 days thereafter stating its intention to restore the Premises and parking to substantially its original condition, the Lease shall terminate 30 days thereafter.

15. Estoppel Certificate and Financial Statements.

      15.1 Estoppel Certificate. Each party (herein referred to as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge, and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in a form reasonably acceptable to the Requesting Party, or if Landlord to any of Landlord's lenders or any prospective purchasers of the Premises or the Industrial Center as the case may be, plus such additional information, confirmation, and statements as be reasonably requested by the Requesting Party.

      15.2 Financial Statement. If Landlord desires to finance, refinance, or sell the Building, Industrial Center, or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. Notwithstanding the foregoing, this section shall be of no force and effect provided Tenant remains a company publicly traded on the New York Stock Exchange or the NASDAQ.

16. Additional Covenants and Provisions.

      16.1 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

      16.2 Interest on Past-Due Obligations. Any monetary payment due Landlord or Tenant hereunder not received by such party within 10 days following the date on which it was due shall bear interest from the date due at 10% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

      16.3 Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

      16.4 Landlord Liability. Tenant, its successors, and assigns shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than (i) Landlord's interest in the Industrial Center,
(ii) the proceeds of such interest, or (iii) any available insurance proceeds or coverage. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability. Notwithstanding, Landlord shall be liable for return of any money or instruments delivered to Landlord as security for Tenant's obligations under this Lease to the extent that same have not been transferred to any successor in interest.

      16.5 No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all prior or contemporaneous oral or written agreements or understandings.

      16.6 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand, messenger, or courier service) or may be sent by U.S. Postal Service Express Mail or other nationally recognized overnight courier, with postage prepaid, or by facsimile transmission during normal business hours, or other manner as required by statute, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 16.6. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possessing of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

      16.7 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given two (2) business days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or an overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday, Sunday, or legal holiday, it shall be deemed received on the next business day.

      16.8 Waivers. No waiver by Landlord or Tenant of a Default by the other shall be deemed a waiver of any other term, covenant, or condition hereof, or of any subsequent Default by Landlord or Tenant, as applicable of the same or any other term, covenant, or condition hereof.

      16.9 Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (a) the Base Rent payable shall be increased to 125% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (b) Tenant's right to possession shall terminate on 30 days notice from Landlord; and (c) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs, and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises within sixty (60) days of the expiration of the Term or earlier termination of this Lease in accordance with the provisions of this Lease.

      16.10 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

      16.11 Binding Effect: Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors, and assigns, and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

      16.12 Landlord. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors, and assigns only during their respective period of ownership of an interest in the Building. In the event of any transfer or transfers of such title to the Building, Landlord (and, in the case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided the grantee or transferee assumes all such obligations.

      16.13 Attorneys' Fees and Other Costs. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys' fees, costs, and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering, and other professional services expenses incurred by Landlord in connection with all requests by Tenant or any lender of Tenant for consent, waiver or approval of any kind.

      16.14 Landlord's Access; Showing Premises; Repairs. Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice and, if reasonably required by Tenant accompanied by a representative of Tenant, for the purpose of showing the same to prospective purchasers, lenders, and making such alterations, repairs, improvements, or additions to the Premises or to the Building, as Landlord may reasonably deem necessary and which are permitted under the Lease. Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs and show same to prospective tenants upon reasonable advance notice to Tenant. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

      16.15 Signs. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location reasonably designated by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord.

      16.16 Termination; Merger. Unless specifically stated otherwise in writing by Landlord, including by means of delivery of a nondisturbance agreement pursuant to Section 16.18 of this Lease, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination, or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Landlord's election to have such event constitute the termination of such interest.

      16.17 Quiet Possession. Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions, and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

      16.18 Subordination; Attornment; Non-Disturbance.

            (a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof, provided that the holder of the Mortgage shall have delivered to Tenant a nondisturbance agreement in commercially reasonable form and substance. Within 30 days of the execution and delivery of this Lease, Landlord shall deliver to Tenant a nondisturbance agreement from the holder of any existing Mortgage in commercially reasonable form. Tenant agrees that any person holding any Mortgage shall have no duty, liability, or obligation to perform any of the obligations of Landlord under this Lease unless and until it shall succeed to Landlord's interest in the Premises and then only to the extent of any duty, liability or obligation accruing after such lender has actually succeeded to Landlord's interest. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously been furnished in writing to Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 30 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

            (b) Attornment. Subject to the nondisturbance provisions of subparagraph (c) of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, provided such new owner cures any defaults of a continuing nature, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits not received by such new owner or be bound by prepayment of more than one month's rent not received by new owner.

            (c) Non-Disturbance. With respect to a Mortgage entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "nondisturbance agreement") from the Mortgage holder, in commercially reasonable form, that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

            (d) Self-Executing. The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing, or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or nonsubordination, attornment, and/or nondisturbance agreement, as is provided for herein.

      16.19 Rules and Regulations. Tenant agrees that it will abide by, and use its reasonable best efforts to cause its employees, suppliers, shippers, customers, tenants, contractors, and invitees to abide by, all reasonable rules and regulations ("Rules and Regulations") which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles, and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. Landlord shall not be responsible to Tenant for the noncompliance with said Rules and Regulations by other tenants of the Industrial Center. Landlord shall enforce all Rules and Regulations in a nondiscriminatory manner. No such Rules and Regulations shall deprive Tenant of the material use and enjoyment of the Premises.

      16.20 Security Measures. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents, and invitees and their property from the acts of third parties. Notwithstanding the foregoing, Landlord shall provide the following security service to the Industrial Center:

         Monday-Friday from 7am-11pm one guard providing exterior patrol of the site and manning of the kiosk at the entrance to the Industrial Center. A roving patrol (one tour) is provided between 11pm and 7am; and

         Weekends and holidays roving patrol vehicle tours the site one time between 7am and 7pm and twice between 7pm and 7am..

      16.21 Reservations. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not materially interfere with the use and enjoyment of the Premises by Tenant or materially impair access to or parking for the Premises. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps.

      16.22 Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

      16.23 Offer. Preparation of this Lease by either Landlord or Tenant or Landlord's agent or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

      16.24 Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

      16.25 Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

      16.26 Authority. Each person signing on behalf of Landlord or Tenant warrants and represents that she or he is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

      16.27 Letter of Credit. Prior to execution of a construction contract ("Letter of Credit Due Date") by Landlord for construction of the improvements set forth in the Tenant Work Letter (Addendum Three to this Lease), Tenant shall deposit with Landlord a Letter of Credit ("Letter of Credit") as security for Tenant's faithful performance of Tenant's obligations under this Lease. Said Letter of Credit shall be an at sight, irrevocable and unconditional negotiable letter of credit, in the form and containing the terms required herein, payable in the County of Los Angeles, California running in favor of Landlord issued by Credit Suisse First Boston or another solvent, nationally recognized bank with a long-term rating of BBB or higher, under the supervision of the Superintendent of Banks of the State of California, or a National Banking Association, in the amount of Two Million and no/100 Dollars ($2,000,000.00). The Letter of Credit shall be: (a) maintained in effect, whether through replacement, renewal or extension, from the Letter of Credit Due Date through ten (10) days after the expiration of the term except as detailed below; (b) acceptable to Landlord in its sole discretion as to its form and terms (and the bank issuing same); (c) fully assignable and transferable by Landlord and permit partial draws; (d) subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #500, and (e) contain the following conditions: "This letter of credit is given in connection with a lease dated April 23, 2002 between the beneficiary, as landlord and applicant, as tenant (the "Lease"). This letter of credit shall be payable upon presentation of sight draft accompanied only by a written statement from a member of beneficiary stating either of the following: (1) that applicant is in default under the Lease after the giving of notice and expiration of any applicable cure period, or (2) that less than fifteen (15) days remains prior to the expiration of this letter of credit and the same has not been extended or replaced with a letter of credit which satisfies the requirements contained in the Lease. If Tenant defaults under this Lease (as defined in Paragraph 13.1) after the giving of notice and expiration of any applicable cure period, Landlord may draw on the entire the Letter of Credit. If, at Landlord's sole option, Landlord draws on only a portion of the Letter of Credit, Tenant shall within twenty (20) days of demand pay Landlord the amount so used or applied so as to restore the Letter of Credit. Landlord shall not be required to keep all or any part of the proceeds of the Letter of Credit separate from its general accounts. Subject to the following, Landlord shall, at the expiration or earlier termination of the term and after Tenant has vacated the Premises, return to Tenant that portion of the Letter of Credit not used or applied by Landlord. No part of the Letter of Credit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease. Notwithstanding the foregoing, and provided that Tenant is not in default under the terms of this Lease beyond any applicable cure or grace period, the Letter of Credit shall be reduced to One Million Five Hundred Thousand Dollars ($1,500,000.00) on the last day of the twelfth (12th) month after the date of issuance, to One Million Dollars ($1,000,000) on the last day of the twenty-third (23th) month after the date of issuance, and released in its entirety and returned to Tenant or the issuing bank on the last day of the thirty-sixth (36th) month from the date of issuance.

      16.28 Right of First Offer. Commencing six (6) months after the Commencement Date, Tenant shall have a continuing First Offer to Lease ("Right of First Offer") contiguous space within the Building (the "Expansion Space") as defined in Exhibit "A" attached hereto as the same becomes available for lease to third parties. Tenant's Right of First Offer, as granted herein, is subject to the following conditions:

            i. Tenant's Right of First Offer shall not be exercisable if, at that time, Tenant is currently in default (beyond any applicable notice and cure periods) in the performance of any of its obligations under the Lease;

            ii. Tenant's Right of First Offer shall be subject to Landlord's review and reasonable approval of Tenant's then current financial condition, taking into consideration the extent of the additional fiscal obligations to be incurred by Tenant; and

            iii. The minimum term of the Expansion Space shall be co-terminus with the term of this Lease at the rate determined as provided below.

            iv. If the Election Notice (as defined below) is not received by Landlord prior to the last twenty-four (24) months of the initial Term of this Lease, the Right of First Offer shall be null and void unless during the last twenty-four (24) months of the initial Term Tenant concurrently delivers to Landlord with the Election Notice a timely and proper notice of the exercise of Tenant's option to extend the term of this Lease for the Premises and the Expansion Space.

Provided the above conditions are satisfied, Landlord shall give Tenant written notice, by facsimile and by mail, of the estimated date upon which Landlord can deliver such space to Tenant, and the terms and conditions upon which Landlord is willing to lease the Expansion Space ("Landlord's Availability Notice"). Tenant shall notify Landlord within five (5) business days following receipt of Landlord's Availability Notice of Tenant's election to lease all the Expansion Space upon those terms by written acceptance delivered to Landlord ("Election Notice"). If Tenant fails to notify Landlord of Tenant's election to lease the Expansion Space within the time specified herein, it shall be deemed that (i) Tenant has elected not to lease said Expansion Space; and (ii) Landlord may thereafter enter into a Lease Agreement with a third party, provided that if such third party lease is negotiated with material terms and conditions more favorable to such third party, Tenant shall have the right to accept such revised terms and conditions within five (5) business days following receipt of Landlord's notice. Time is of the essence herein.


This Right of First Offer is personal to Tenant and permitted transferees pursuant to Section 12.1(b) and may not be assigned, voluntarily or involuntarily, separate from or as a part of the Lease.

Should Tenant exercise this Right of First Offer, Landlord and Tenant shall execute an amendment to this Lease, adding the Expansion Space to the Premises and adjusting the Base Rent and Tenant's proportionate share of the items set forth in Section 4 of this Lease.

      16.29 Consent/Duty to Act Reasonably. Regardless of any reference to the words "sole" or "absolute" (but except for matters which would have an adverse effect on the structural integrity of the Building Structure, (b) could have an adverse effect on the Building Systems, or (c) could have an effect on the exterior appearance of the Building, whereupon in each such case Landlord's duty is to act in good faith and in compliance with this Lease), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under this Lease.

      16.30 Abatement Of Rent When Tenant Is Prevented From Using the Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the "Eligibility Period") as a result of (i) any repair, maintenance or alteration performed by Landlord after the Commencement Date, or (ii) any failure to provide to the Premises any of the essential utilities and services required to be provided in this Lease, or (iii) any failure to provide access to the Premises, (iv) any acts or omissions of UPRC and/or DTSC to the extent set forth in Section 6.2 of this Lease, or (v) Tenant's inability to occupy the Premises due the existence of Hazardous Substances. Tenant's obligation to pay Base Rent and Operating Expenses shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction or a taking pursuant to this Lease, then the Eligibility Period shall not be applicable.

      16.31 Brokers. Landlord and Tenant warrant and represent that other than First Property Realty Corporation, which has represented Tenant in this Lease, and CB/Richard Ellis, which has represented Landlord in this Lease, they have not been represented in any capacity by any real estate broker, salesperson, or agent or any other person who might claim a fee in connection with the representation or alleged representation of each respective party regarding the Lease (collectively "Broker Claims"). Landlord and Tenant shall indemnify, defend (by counsel satisfactory to the indemnified party) and hold harmless the other, its partners, officers, shareholders, directors, employees, agents, members, insurers, contractors, and attorneys from any claim, damage, loss or liability arising from any and all Broker Claims arising from the breach of this warranty and representation by the indemnifying party. Notwithstanding the foregoing, should Landlord fail to pay any portion of the commission due First Property Realty Corporation when due and after thirty days' written notice from Tenant, Tenant may pay such commission to First Property Realty Corporation and deduct said amount from the Base Rent or any additional rent next coming due Landlord.

The parties hereto have executed this Lease at the place and on the dates specified below their respective signatures.

Landlord:                                     Tenant:

LOS ANGELES MEDIA TECH CENTER, LLC,           PLAYBOY ENTERPRISES, INC.,
a Delaware limited liability company          a Delaware corporation

By: LEGACY PARTNERS 2361, L.P.,               By:    /s/ Howard Shapiro
                                                     ---------------------------
    a California limited partnership
                                              Name:    Howard Shapiro
                                                     ---------------------------
    By:    /s/ William A. Shubin
           ------------------------
                                              Title: Ex. VP & General Counsel
                                                     --------------------------
    Name:  William A. Shubin
           ------------------------
                                              Date:  4/22/02
                                                     ---------------------------
    Title: V.P.
           ------------------------
                                              Telephone:  312-751-8000
                                                          ----------------------
    Date:  4/23/02
           ------------------------
                                              Facsimile:  312-751-2818
                                                          ----------------------
    Telephone:    (213) 327-1101
                  -----------------
                                              Executed at: Chicago, IL
                                                           ---------------------
    Facsimile:    (213) 327-1147
                  -----------------

    Executed at:  Los Angeles, CA             By:   ____________________________
                  -----------------

    Address: 888 West Sixth St., Ninth Floor  Name:  ___________________________
               Los Angeles, CA  90017
                                              Title: ___________________________
By:   AMB PROPERTY, L.P.,
      a Delaware limited partnership          Date:  ___________________________

      By:  AMB PROPERTY CORPORATION,
           a Maryland corporation, its general partner


           By:      /s/ Martin Coyne
                    -----------------------------------

           Name:    Martin Coyne
                    -----------------------------------

           Title:   V.P.
                    -----------------------------------

           Date:    4/23/02
                    -----------------------------------


Landlord's Address:                           Tenant's Address:

Pier 1, Bay 1                                 680 N. Lakeshore Dr.
San Francisco, CA  94111                      Chicago, IL 60611
                                              Attn: Administrative Services
With a copy to:

Legacy Partners Commercial, Inc.
888 West Sixth St., Ninth Floor
Los Angeles, CA  90017
Attention:  Portfolio Vice President, LA Media Tech Center
Phone:   (213) 327-1105
Fax:     (213) 327-1137

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                                   Addendum 1
                            Rent Adjustment Addendum

This Rent Adjustment Addendum is a part of the Lease dated April 23, 2002, by and between Los Angeles Media Tech Center, LLC ("Landlord") and Playboy Enterprises, Inc. ("Tenant") for the premises commonly known as Los Angeles Media Tech Center I.

Monthly Base Rent for the each of the periods designated in this Addendum ("Adjustment Periods") shall be the amount calculated in accordance with the alternative selected below ("Rent Adjustment Alternative"), but in no event shall the monthly Base Rent for an Adjustment Period be less than the highest monthly rent payable during the term preceding the Adjustment Period.

1.    Adjustment Periods:

      Month One through Month Thirty ("Period One")
      Month Thirty One through Month Sixty ("Period Two")
      Month Sixty One through Month Ninety ("Period Three")
      Month Ninety One through Month One Hundred Twenty ("Period Four")

2.    Rent Adjustment Alternatives:

      [x]      Fixed rent adjustment ("Fixed Rent Adjustment")
               $99,000.00 shall be the monthly Base Rent for Period One. $106,200.00 shall be the monthly Base Rent for Period Two. $114,600.00 shall be the monthly Base Rent for Period Three. $123,000.00 shall be the monthly Base Rent for Period Four.

3.    Notice: Notice of Rent Adjustments shall be made as specified in paragraph
      16.6 of the Lease.

                                   Addendum 2
                                Option to Extend

This Option to Extend Addendum is a part of the Lease dated April 23, 2002, by and between Los Angeles Media Tech Center, LLC ("Landlord") and Playboy Enterprises, Inc. ("Tenant") for the premises commonly known as Los Angeles Media Tech Center I.

1. Option to Extend. Landlord hereby grants to Tenant the option to extend the term of this Lease for two successive five (5) year periods (each an "Option Period" and together the "Option Periods") commencing when the prior term expires (the first Option Period herein called "Period One" and the second Option Period called "Period Two").

2. Exercise Dates. For purposes of Paragraph 5 of this Addendum,

      a. the Last Exercise Date is six months prior to the date that the Option Period would commence.

3. Monthly Base Rent. The monthly Base Rent for each month of an Option Period shall be Market Rent as defined and determined below ("Rent Adjustment Alternative")

4. Conditions to Exercise of Option. Tenant's right to extend is conditioned upon and subject to each of the following:

      a. In order to exercise an option to extend, Tenant must give written notice of such election to Landlord and Landlord must receive the same by the Last Exercise Date. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively. Failure to exercise an option terminates that option and all subsequent options. Tenant acknowledges that because of the importance to Landlord of knowing no later than the Last Exercise Date whether or not Tenant will exercise the option, the failure of Tenant to notify Landlord by the Last Exercise Date will conclusively be presumed an election by Tenant not to exercise the option.

      b. Tenant shall have no right to exercise an option at any time which Tenant is in Default, i.e., after notice and the expiration of any applicable cure periods. The period of time within which an option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an option because of the provisions of this paragraph.

      c. All of the terms and conditions of this Lease, except where specifically modified by this Addendum, shall apply.

6. Calculation of Rent Adjustment.

      a. Market Rent Adjustment. Four months prior to the commencement of each Option Period the Parties shall negotiate in good faith to determine the Base Rent for the Option Period. If agreement cannot be reached within thirty days, then Landlord and Tenant shall each, no later than 90 days prior to the commencement of the Option Period, make a reasonable determination of the fair market rental for the Premises for the Option Period and submit such determination, in writing, to arbitration in accordance with the following provisions:

            (1) No later than 90 days prior to the commencement of the Option Period, Landlord and Tenant shall each select a commercial leasing broker not presently working with the party making such selection with at least 10 years experience to act as an arbitrator. The two arbitrators so appointed shall, no later than 75 days prior to the commencement of the Option Period, select a third mutually acceptable industrial leasing broker to act as a third arbitrator.

            (2) The three arbitrators, acting by a majority, shall no later than 75 days prior to the commencement of the Option Period, determine the Fair Market Rental (as defined below) for the Premises for the Option Period. The decision of a majority of the arbitrators shall be binding on the Parties. The Fair Market Rental determination of Landlord or Tenant which is closest to the fair market rental as determined by the arbitrators shall be the Base Rent for the Option Period.

            (3) If either of the Parties fails to appoint an arbitrator within the period required by this Addendum, the arbitrator timely appointed shall determine the Base Rent for the Option Period.

            (4) The entire cost of such arbitration shall be paid by the party whose Fair Market Rental submission is not selected.

Definition of Fair Market Rental. The Fair Market Rental shall mean the fair market rental value for comparable space in similarly situated industrial/office buildings located in the applicable geographical commercial/industrial submarket. Fair Market Rental shall be determined assuming that neither Landlord nor a prospective tenant is under any compulsion to rent. In determining the Fair Market Rental, the parties and/or appraisers shall take into account: the location of the Building; the location of the Premises within the Building; the size of the Premises; the fact that the Lease is triple net; the creditworthiness of Tenant; and free rent, tenant improvement allowances and other similar tenant concessions, if any, then being granted to tenants in the marketplace.

Confirmation of Terms. After the Fair Market Rental has been set, the appraisers shall immediately notify the parties. The Fair Market Rental so determined shall be deemed to be the Base Rent for the option period. The parties shall immediately execute a confirmation of the Lease stating the new Base Rent for the option period, which option period shall then be deemed part of the "term" hereof, for all purposes hereunder.

Continuation of Base Rent Payments. If for any reason the Fair Market Rental is not determined prior to commencement of the option period, then Tenant shall continue to pay the Base Rent applicable to the Premises immediately prior to the option period, until the Fair Market Rental is established. Once established, Tenant shall pay to Landlord within ten (10) business days, or Landlord shall credit Tenant, as applicable, the difference between the Base Rent already paid and the new Base Rent as determined pursuant to this Article.

                                 ADDENDUM THREE

                               TENANT WORK LETTER

      This Tenant Work Letter ("Tenant Work Letter") sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to "the Lease" shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Addendum Three.

                                    SECTION 1

                                 BASE AND SHELL


      Landlord has previously constructed the base and shell of the Premises (the "Base and Shell"), and Tenant shall accept the Base and Shell in its current "As-Is" condition existing as of the date of the Lease except for that Landlord shall complete in conjunction with the Tenant Improvements the following prior to the Commencement Date: (i) cut and install windows on the sides and rear exterior walls of the Building in the locations shown on the rendering attached as Exhibit A-1, hereto, (ii) correct drainage problems so as to avoid ponding of water between the Building and Building No. 6, and (iii) cut and install skylights in the roof of the Building in the locations designated by Tenant and reasonably acceptable to Landlord. Notwithstanding the foregoing, Tenant shall pay the costs of completion of items (i) and (iii) above which shall be part of the Tenant Improvement Allowance. Excluded from Tenant's acceptance of the Base and Shell are any (i) latent defects, (ii) any aspects thereof that do not comply with applicable laws; and (iii) defects or corrective items not caused by Tenant or its employees, agents or contractors, of which Tenant notifies Landlord within sixty (60) days of the Commencement Date. The cost to correct any of the items described in clauses (i), (ii) or (iii) above shall be paid by Landlord and shall not be deducted from the Tenant Improvement Allowance (as defined below). Landlord shall install in the Premises certain "Tenant Improvements" (as defined below) pursuant to the provisions of this Tenant Work Letter. Except for the Tenant Improvement work described in this Tenant Work Letter and except for the Tenant Improvement Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements required to prepare the Premises, the Building or the Real Property for Tenant's occupancy.

                                    SECTION 2

                               TENANT IMPROVEMENTS

      2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of up to, but not exceeding Fifty Dollars ($50.00) per rentable square foot of the Premises, as measured by Architect, for the costs relating to the design and construction of Tenant's improvements which are affixed to or made part of the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below).

      2.2 Disbursement of the Tenant Improvement Allowance. Landlord shall make disbursements of the Tenant Improvement Allowance to the Contractor (as such term is defined below) in accordance with the provisions of the Construction Contract (as defined below) provided that no such disbursement shall be made unless and until (i) the same is approved by Architect (as defined below), and
(ii) Landlord has received from Tenant the required portion of the Over Allowance Amount (as defined below). Landlord shall make disbursements of the Tenant Improvement Allowance for payment of the fees of the Architect, Engineer and other fees and costs incurred by Tenant in connection with the Tenant Improvements to the extent permitted below, within ten (10) days of presentation to Landlord of invoices therefor, together with reasonably detailed supporting documentation of the fees and costs incurred, accompanied by appropriate lien waivers and releases.

            2.2.1 The payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter;

            2.2.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

            2.2.3 The cost of construction of the Tenant Improvements, including, without limitation, contractors' fees and general conditions, testing and inspection costs, costs of utilities, and trash removal;

            2.2.4 Except as provided in Section 1 above, the cost of any changes in the Base and Shell when such changes are required by the "Construction Drawings" (as that term is defined in Section 3.1 of this Tenant Work Letter), including if such changes are due to the fact that such work is prepared on an unoccupied basis, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

            2.2.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by any applicable laws;

            2.2.6 Sales and use taxes and Title 24 fees;

            2.2.7 Tenant's telephone and data cabling and electrical wiring throughout its work stations; All other reasonable out-of-pocket costs expended by Landlord or Tenant in connection with the construction of the Tenant Improvements.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

      3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner (the "Architect") to prepare the Construction Drawings. Landlord shall designate and Tenant or the Architect shall retain engineering consultants, whose fees shall be competitive with Engineers of similar quality and experience performing similar services for landlords and tenants in the Los Angeles area (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and drawings, including all amendments and modifications thereto, to be prepared by Architect and the Engineers shall be known collectively as the "Construction Drawings." Notwithstanding that any Construction Drawings are reviewed by Landlord or prepared by the Engineers, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in Article 10 of the Lease shall specifically apply to the Construction Drawings.

      3.2 Final Space Plan. Tenant has already met with Architect and provided Architect with information regarding the preliminary layout and designation of all proposed offices, rooms and other partitioning, and their intended use and equipment to be contained therein (the "Information"). Based on such Information, Tenant shall cause the Architect to prepare the final space plan for Tenant Improvements in the Premises (collectively, the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein if other than customary office equipment. Tenant shall cause the Architect to deliver the Final Space Plan to Landlord for Landlord's approval no later than April 12, 2002. Landlord shall approve or reasonably disapprove the Final Space Plan within ten (10) days after Landlord's receipt of the Final Space Plan (or within five (5) days of any revisions thereto). Landlord's failure to disapprove the Final Space Plan (or any revisions thereto) by written notice to Tenant (which notice shall specify in detail the reasonable reasons for Landlord's disapproval) within said ten (10) day or five (5) day period, as applicable, shall be deemed to constitute Landlord's approval of the Final Space Plan or such revisions. If Landlord reasonably disapproves the Final Space Plan, Tenant shall cause Architect to revise the same as necessary and resubmit the revised Final Space Plan to Landlord within five (5) days of Tenant's receipt of Landlord's disapproval.

      3.3 Final Working Drawings. Based on the Final Space Plan, Tenant shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is sufficiently complete as to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings"). Tenant shall cause the Architect to submit the same to Landlord for Landlord's reasonable approval on or before May 17, 2002 which is thirty-five (35) days from April 12, 2002, the date of the Final Space Plans. The Final Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. Landlord shall approve or reasonably disapprove the Final Working Drawings or any revisions thereto within ten (10) days after receipt of the same; provided, however, that Landlord may only disapprove the Final Working Drawings to the extent the same are not in substantial conformance with the Final Space Plan Landlord's failure to reasonably disapprove the Final Working Drawings or any revisions thereto by written notice to Tenant (which notice shall specify in detail the reasonable reasons for Landlord's disapproval) within said ten (10) day period shall be deemed to constitute Landlord's approval of the Final Working Drawings or such revisions. If Landlord reasonably disapproves the Final Working Drawings Tenant shall cause Architect to revise the same as necessary and resubmit the revised Final Working Drawings to Landlord within ten (10) days of Tenant's receipt of Landlord's disapproval.

      3.4 Approved Working Drawings. The Final Working Drawings shall be approved or deemed approved by Landlord (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements. Within five
(5) days of receipt of Landlord's approval of the Approved Working Drawings, Tenant shall cause the Architect to submit the Approved Working Drawing to the applicable local governmental agency for all applicable building permits necessary to allow "Contractor" to commence and fully complete the construction of the Tenant Improvements (the "Permits"). No changes which would directly or indirectly delay the Substantial Completion of the Premises may be made without the prior reasonable written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings if such change would directly or indirectly delay the Substantial Completion of the Premises beyond the Scheduled Commencement Date (unless Tenant agrees to pay rent from and after said date).

      3.5 Time Deadlines. Tenant shall use commercially reasonable efforts to cooperate with Architect, the Engineers and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the Permits, and with Contractor, for approval of the "Tenant Improvement Cost," as that term is defined in Section 4.2 below as soon as possible after the execution of the Lease and, in this regard, to the extent Landlord considers such meeting(s) to be reasonably necessary, Tenant shall meet with Landlord (which meetings may be telephonic) on a weekly basis to discuss Tenant's progress in connection with the same. The time deadlines provided in this Section 3 shall be subject to extension because of any delays caused by the Engineers ("Engineer Delays") except to the extent such Engineer Delays are caused by Tenant.

                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

      4.1 Contractor. The Approved Working Drawings shall be issued for full bid to Turelk Contractors who shall bid the subcontracts to no less than three (3) subcontractors proposed by Landlord (collectively "Contractors").

Notwithstanding the foregoing, Landlord shall submit all bids received by Landlord to Tenant for Tenant's approval, which shall not be unreasonably withheld, delayed or conditioned.

         4.2 Tenant Improvement Cost. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall submit the Approved Working Drawings to the Contractors for the purpose of obtaining bids ("Bids") from the Contractors for construction of the Tenant Improvements. Upon receipt of the Bids, Landlord and Tenant shall review same and within five (5) business days of receipt of the Bids agree on the which of the Contractors will construct the improvements (the contractor so selected is herein called the "Contractor"). The Contractors shall be instructed to bid the work on a "Stipulated Sum" or "Cost Plus with Guaranteed Maximum Price" basis and the contract to be executed between the Contractor and Landlord shall be either a Stipulated Sum or Cost Plus with Guaranteed Maximum Price Contract. Thereafter, Landlord shall provide Tenant with a statement of costs for the Tenant Improvements which shall include, as nearly as possible, the sum of the accepted Contractor's bid plus the cost of all other Tenant Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Tenant Improvements (the "Tenant Improvement Cost").

      4.3 Construction of Tenant Improvements by Landlord's Contractor under the Supervision of Landlord.

            4.3.1 Over-Allowance Amount. Tenant shall be responsible to pay for that portion of the Tenant Improvement Cost (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Tenant Improvement Cost and (ii) the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the preparation of the Tenant Improvement Cost Statement). The Over-Allowance Amount shall be paid by Tenant to Landlord with each disbursement of the Tenant Improvement Allowance, in proportion to the amount of the Tenant Improvement Allowance being requested by such Disbursement Request. By way of illustration of the foregoing sentence, if the Tenant Improvement Allowance were $3 million, the Over-Allowance Amount were $500,000, and the amount requested in a Disbursement Request were $750,000, then Tenant would pay to Landlord concurrently with such Disbursement Request the sum of $125,000 (i.e. 750/3,000 or 25% of $500,000). If, after the Tenant Improvement Cost has been determined, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements and approved by both Landlord and Tenant, any additional costs which arise in connection with such revisions, changes or substitutions shall be added to the Tenant Improvement Cost and shall be paid by Tenant to Landlord in accordance with the foregoing formula. Following completion of the Tenant Improvements, Landlord shall deliver to Tenant a final cost statement which shall indicate the final costs of the Tenant Improvement Allowance Items, and if such cost statement indicates that Tenant has underpaid or overpaid the Over-Allowance Amount, then within ten (10) business days after receipt of such statement, Tenant shall deliver to Landlord the amount of such underpayment or Landlord shall return to Tenant the amount of such overpayment, as the case may be.

            4.3.2 Landlord Supervision. Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor. There shall be no charge by Landlord for such supervision.

            4.3.3 Contractor's Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, which assignment shall be on a non-exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant, and Tenant hereby waives all claims against Landlord, except those specifically arising from Landlord's negligent or intentional acts or omissions relating to, or arising out of the construction of, the Tenant Improvements.


                                    SECTION 5

                             SUBSTANTIAL COMPLETION;

                             LEASE COMMENCEMENT DATE

      5.1 Substantial Completion. For purposes of the Lease, including for purposes of determining the Commencement Date (as set forth in Section 1.3 of the Basic Provisions), the Premises shall be "Ready for Occupancy" upon Substantial Completion of the Premises. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises in accordance with the Approved Working Drawings, with the exception of minor punch-list items the correction or completion of which will not materially interfere with the conduct of Tenant's business and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant that are not the responsibility of the Contractor pursuant to the Construction Contract.

      5.2 Tenant Delays. If there shall be a delay or there are delays in the Substantial Completion of the Premises (as a result of any of the following (collectively, "Tenant Delays"):

            5.2.1 Tenant's failure to timely approve any matter requiring Tenant's approval, including Tenant's failure to timely perform any other obligation or act required of Tenant hereunder within two (2) business days after receipt by Tenant of written notice from Landlord that any such approval is required of Tenant and has not been received by Landlord;

            5.2.2 a breach by Tenant of the terms of this Tenant Work Letter or the Lease after notice and expiration of five (5) business days;

            5.2.3 Tenant's request for changes in the Approved Working Drawings or Construction Drawings, provided Tenant is given notice of the potential delay at the time the request is submitted or approved;

            5.2.4 Tenant's requirement for materials, components, finishes or improvements which are not available in a reasonable time (based upon the anticipated date of the Commencement Date) provided Tenant is given notice of such delay at the time Landlord approves the Final Working Drawings;

            5.2.5 changes to the Base and Shell required by the Approved Working Drawings provided Tenant is given notice of such required changes at the time Landlord approves the Final Working Drawings;

            5.2.6 any changes in the Construction Drawings and/or the Tenant Improvements required by (i) applicable laws if such changes are directly attributable to Tenant's use of the Premises or Tenant's specialized tenant improvement(s) provided Tenant is given notice of such required changes at the time Landlord approves the Final Working Drawings; or

            5.2.7 any other wrongful acts or omissions of Tenant, or its agents, or employees after notice and expiration of five (5) business days; then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of the Substantial Completion of the Premises but provided Landlord acts in a commercially reasonable manner to avoid or reduce the length of such delay, the Commencement Date (as set forth in Section 1.3 of the Basic Provisions) shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delays, as set forth above, had occurred.

                                    SECTION 6

                                  MISCELLANEOUS

      6.1 Tenant's Entry Into the Premises Prior to Substantial Completion. Subject to the terms hereof and provided that Tenant and its agents do not materially interfere with, or delay, Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing equipment, furniture or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their reasonable approval, which schedule shall detail the timing and purpose of Tenant's entry. In connection with any such entry, Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, materially interfere with Landlord or Landlord's Contractor, agents or representatives in performing work in the Building and the Premises, or materially interfere with the general operation of the Industrial Center. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or material interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant's entry rights upon twenty-four (24) hours' prior written notice to Tenant. Any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Commencement Date). Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's work made in or about the Premises in connection with such entry or to any property placed therein prior to the Lease Commencement Date (except for Landlord's or Contractor's gross negligence or willful misconduct), the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Tenant Improvement work, caused by Tenant or any of Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant's work in connection with such entry causes extra costs to be incurred by Landlord, Tenant shall promptly reimburse Landlord for Landlord's actual cost incurred. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 6.1.

      6.2 Tenant's Representative. Tenant has designated Sue Shoemaker as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

      6.3 Landlord's Representative. Landlord has designated Beth Calder as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

      6.4 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to business days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, Landlord shall so notify Tenant and if Tenant has not approved or disapproved the item within two (2) business days after receipt of such notice, at the end of said 2-day period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

      6.5 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a Default by Tenant as described in Section 13.1 of the Lease or any default by Tenant under this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section
5.2 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be postponed until such time as such Default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial

Completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Commencement Date because of a default by Tenant, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

      6.6 Termination. Notwithstanding anything in the Lease (including this Tenant Work Letter) to the contrary, Landlord and Tenant shall each have the right to terminate the Lease by giving the other written notice of the exercise of such option (in which event the Lease shall cease and terminate as of the date of such notice) in the event Landlord is unable to obtain the Permits for the Tenant Improvements, through no fault of Landlord or its agents, within three hundred sixty (360) days from the date of the full execution and delivery of the Lease by Landlord and Tenant. Upon such termination, the parties shall be relieved of all further obligations under the Lease except for those obligations under the Lease which expressly survive the expiration or sooner termination of the Lease.

                          EXHIBIT A-1 to ADDENDUM THREE

                         [drawing of building elevation]

                          SCHEDULE 1 TO ADDENDUM THREE

Pursuant to Section 7.4 of the Lease, Landlord shall require removal of the following improvements at the expiration of the Term:

Reception desk in lobby
Suspended canopies
Restoration of loading dock to the use for which it was intended, i.e., removal of floor, etc.
Removal of walled courtyard with restoration to parking areas
Removal of sculptural screening elements